                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 January 6, 2000

                                 ---------------


                             Brooks Automation, Inc.

             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       000-25434                                         04-3040660

------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

                    15 Elizabeth Drive, Chelmsford, MA 01824

 -------------------------------------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)

                                 (978) 262-2400

              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

     The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated January 6, 2000 to read in its entirety as follows:

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

               AutoSimulations, Inc. and Subsidiaries:

                    Report of Independent Accountants

                    Consolidated Balance Sheets as of December 31, 1999 (unaudited) and March 31, 1999 and 1998

                    Consolidated Statements of Operations for the nine months ended December 31, 1999 and 1998 (unaudited) and the years ended March 31, 1999 and 1998, the period from November 27, 1996 to March 31, 1997 and the period from April 1, 1996 to November 26, 1996

                    Consolidated Statement of Changes in Stockholder's Equity for the nine months ended December 31, 1999 (unaudited) and the years ended March 31, 1999 and 1998, the period from November 27, 1996 to March 31, 1997 and the period from April 1, 1996 to November 26, 1996

                    Consolidated Statements of Cash Flows for the nine months ended December 31, 1999 and 1998 (unaudited) and the years ended March 31, 1999 and 1998, the period from November 27, 1996 to March 31, 1997 and the period from April 1, 1996 to November 26, 1996

                    Notes to Consolidated Financial Statements

               Auto-Soft Corporation and Subsidiary:

                    Report of Independent Accountants

                    Consolidated Balance Sheets as of December 31, 1999 (unaudited) and March 31, 1999 and 1998

                    Consolidated Statements of Operations for the nine months ended December 31, 1999 and 1998 (unaudited) and the years ended March 31, 1999 and 1998, the period from September 6, 1996 to March 31, 1997 and the period from April 1, 1996 to September 5, 1996

                    Consolidated Statements of Changes in Stockholder's Equity for the nine months ended December 31, 1999 (unaudited) and the years ended March 31, 1999 and 1998, the period from September 5, 1996 to March 31, 1997 and the period from April 1, 1996 to September 5, 1996

                    Consolidated Statements of Cash Flows for the nine months ended December 31, 1999 and 1998 (unaudited) and the years ended March 31, 1999 and 1998, the period from September 6, 1996 to March 31, 1997 and the period from April 1, 1996 to September 5, 1996

                    Notes to Consolidated Financial Statements

          (b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

               Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1999

               Unaudited Pro Forma Combined Condensed Statement of Operations for the three months ended December 31, 1999

               Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended September 30, 1999

               Notes to Unaudited Pro Forma Combined Condensed Financial Statements

          (c)  EXHIBITS

               Item No.       Description
               --------       -----------

                *2.1          Agreement and Plan of Merger dated December 15, 1999, by and among Brooks Automation, Inc., ASC Merger Corp., ASI
                              Merger Corp., Daifuku America Corporation, and Daifuku Co.,
                              Ltd.

                *2.2          Stockholder Agreement by and among Brooks Automation, Inc.,
                              Daifuku America Corporation, and Daifuku Co., Ltd. dated
                              January 6, 2000

                *2.3          Corporate Non-Competition and Proprietary Information
                              Agreement between Brooks, Daifuku Co., Ltd. and Daifuku
                              America Corporation dated January 6, 2000

                23.1          Consent of PricewaterhouseCoopers LLP

---------------------------------------
*    Previously filed

AUTOSIMULATIONS, INC.
AND SUBSIDIARIES

REPORT ON AUDITS OF CONSOLIDATED FINANCIAL
STATEMENTS AS OF MARCH 31, 1999 AND 1998
AND FOR THE TWO YEARS ENDED MARCH 31, 1999
AND THE PERIODS FROM NOVEMBER 27, 1996 TO
MARCH 31, 1997 AND APRIL 1, 1996 TO
NOVEMBER 26, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder and Board of Directors of AutoSimulations, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholder's equity, and of cash flows present fairly, in all material respects. the financial position of AutoSimulations, Inc. and its subsidiaries as of March 31, 1999 and 1998, and the results of their operations and their cash flows for the two years ended March 31, 1999 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in note 2, the accompanying consolidated financial statements have been revised to reflect a new cost basis resulting from the acquisition of the Company in 1996.


/s/ PricewaterhouseCoopers LLP

December 27, 1999

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                               MARCH 31,
                                                          DECEMBER 31,           -----------------------------------
                                                              1999                   1999                    1998
                                                          ------------           ------------           ------------
                                                           (UNAUDITED)
                        ASSETS
Current assets:
 Cash and cash equivalents                                $    965,312           $     11,218           $  1,141,040
 Trade accounts receivable, net of allowance for
   doubtful accounts of $53,900 at March 31,
   1999 and 1998                                             2,816,785              4,081,111              3,276,194
 Costs in excess of billings                                   128,754                125,911                  6,041
 Other receivables                                              29,413                 80,228                200,985
 Income taxes receivable                                       320,667                707,155                310,932
 Deferred tax asset                                            749,583                562,286                333,481
 Other current assets                                           35,236                145,401                 43,611
                                                          ------------           ------------           ------------

     Total current assets                                    5,045,750              5,713,310              5,312,284

Property and equipment, net                                  2,816,416              2,923,049              3,091,136
Intangible assets, net                                      13,399,222             15,710,485             19,633,437
Other assets                                                    71,005                 73,157                 68,852
                                                          ------------           ------------           ------------

     Total assets                                         $ 21,332,393           $ 24,420,001           $ 28,105,709
                                                          ============           ============           ============


            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable                                         $     41,374           $    141,669           $    225,451
 Accrued liabilities                                         1,460,604              1,647,298              1,193,895
 Long-term debt current                                        275,241              1,058,769              2,663,349
 Capital lease obligations, current                                 --                  2,167                 30,356
 Income taxes payable to parent                                541,539                     --                     --
 Deferred income                                             1,453,590              1,774,529              1,359,192
                                                          ------------           ------------           ------------

     Total current liabilities                               3,772,348              4,624,432              5,472,243

Long-term debt, noncurrent                                          --                     --                275,227
Capital lease obligations, noncurrent                               --                     --                  2,167
Deferred tax liability                                       1,651,949              2,304,273              2,874,584
                                                          ------------           ------------           ------------

     Total liabilities                                       5,424,297              6,928,705              8,624,221
                                                          ------------           ------------           ------------

Commitments (Notes 6 and 8)

Stockholder's equity:
 Common stock, no par value: 5,000,000 shares
   authorized: 100 shares issued and outstanding                34,646                 34,646                 34,646
 Additional paid-in capital                                 22,069,732             22,069,732             22,069,732
 Accumulated deficit                                        (6,196,282)            (4,613,082)            (2,622,890)
                                                          ------------           ------------           ------------

     Total stockholder's equity                             15,908,096             17,491,296             19,481,488
                                                          ------------           ------------           ------------

     Total liabilities and stockholder's equity           $ 21,332,393           $ 24,420,001           $ 28,105,709
                                                          ============           ============           ============

  The accompanying notes are an integral part of these consolidated financial statements.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                           NINE MONTHS ENDED                                        PERIOD FROM      PERIOD FROM
                                             DECEMBER 31,               YEAR ENDED MARCH 31,        NOVEMBER 27,  APRIL 1, 1996 TO
                                    ----------------------------    ----------------------------      1996 TO       NOVEMBER 26,
                                         1999            1998            1999           1998       MARCH 31, 1997        1996
                                         ----            ----            ----           ----       -------------- ----------------
                                     (UNAUDITED)     (UNAUDITED)

Revenues:
  Software licenses                 $  5,545,647    $  5,743,119    $  6,551,760    $  7,157,887    $  1,714,056    $  2,837,101
  Software support and services        4,566,787       3,172,972       6,295,287       4,557,608       1,154,015       2,467,001
  Other revenues                         275,197         890,407          57,837          54,548           1,800          75,299
                                    ------------    ------------    ------------    ------------    ------------    ------------

     Total revenues                   10,387,631       9,806,498      12,904,884      11,770,043       2,869,871       5,379,401
                                    ------------    ------------    ------------    ------------    ------------    ------------

Cost of sales                          2,601,341       2,662,934       3,361,360       2,869,350         782,224         981,838
                                    ------------    ------------    ------------    ------------    ------------    ------------

     Gross margin                      7,786,290       7,143,564       9,543,524       8,900,693       2,087,647       4,397,563
                                    ------------    ------------    ------------    ------------    ------------    ------------

Operating expenses:
  Development and support              4,714,997       3,702,561       3,409,379       4,704,826         968,955       1,611,719
  Sales and marketing                  1,771,884       1,520,588       1,862,494       1,932,329         350,651         641,672
  General and administrative           1,130,560       1,651,791       3,560,994       1,597,348         728,360       1,007,490
  Depreciation and amortization        2,040,385       2,150,596       2,982,614       3,028,911         843,383         334,863
                                    ------------    ------------    ------------    ------------    ------------    ------------

     Total operating expenses          9,657,826       9,025,536      11,815,481      11,263,414       2,891,349       3,595,744
                                    ------------    ------------    ------------    ------------    ------------    ------------

Operating income (loss)               (1,871,536)     (1,881,972)     (2,271,957)     (2,362,721)       (803,702)        801,819

Interest expense, net                    (43,331)        (77,470)       (121,651)       (197,236)        (28,137)        (33,012)
Other income (expense), net               16,632          85,875        (100,459)         66,744          36,000          67,599
                                    ------------    ------------    ------------    ------------    ------------    ------------

Income (loss) before income
  taxes and cumulative effect
  of accounting change                (1,898,235)     (1,873,567)     (2,494,067)     (2,493,213)       (795,839)        836,406

Provision for (benefit from)
  income taxes                          (488,175)       (449,019)       (578,724)       (534,785)       (169,636)        374,656
                                    ------------    ------------    ------------    ------------    ------------    ------------

Income (loss) after taxes, before
  cumulative effect of
  accounting change                   (1,410,060)     (1,424,548)     (1,915,343)     (1,958,428)       (626,203)        461,750

Cumulative effect of accounting
  change, net of income tax
  benefit of $15,902                     (26,730)             --              --              --              --              --
                                    ------------    ------------    ------------    ------------    ------------    ------------

     Net income (loss)              $ (1,436,790)   $ (1,424,548)   $ (1,915,343)   $ (1,958,428)   $   (626,203)   $    461,750
                                    ============    ============    ============    ============    ============    ============

   The accompanying notes are an integral part of these consolidated financial statements.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------

                                                                                                         Retained
                                                              Additional                                 Earnings          Total
                                                 Common        Paid-in       Treasury      Deferred    (Accumulated    Stockholder's
                                                 Stock         Capital        Stock      Compensation    Deficit)          Equity
                                                 ------       ----------     --------    ------------  ------------    -------------

Balance at April 1, 1996                       $  45,550    $    274,995    $ (145,701)   $ (50,223)   $  2,175,778    $  2,300,399

 Issuance of 1,000 shares of common stock            100              --            --           --              --             100
 Purchase of 82,200 shares of common
  stock for treasury                                  --              --       (98,824)          --              --         (98,824)
 Net issuance/forfeiture of options                   --          (1,350)           --        1,350              --              --
 Amortization of deferred compensation                --              --            --       48,873              --          48,873
 Net income                                           --              --            --           --         461,750         461,750
                                               ---------    ------------    ----------    ---------    ------------    ------------

Balance at November 26, 1996                      45,650         273,645      (244,525)          --       2,637,528       2,712,298

 Adjustment to reflect new cost basis
  resulting from acquisition of Company
  by Daifuku                                     (11,004)     21,796,087       244,525           --      (2,637,528)     19,392,080
 Net loss                                             --              --            --           --        (626,203)       (626,203)
                                               ---------    ------------    ----------    ---------    ------------    ------------

Balance at March 31, 1997                         34,646      22,069,732            --           --        (626,203)     21,478,175

 Net loss                                             --              --            --           --      (1,958,428)     (1,958,428)
 Dividend paid to Parent                              --              --            --           --         (38,259)        (38,259)
                                               ---------    ------------    ----------    ---------    ------------    ------------

Balance at March 31, 1998                         34,646      22,069,732            --           --      (2,622,890)     19,481,488

 Net loss                                             --              --            --           --      (1,915,343)     (1,915,343)
 Dividend paid to Parent                              --              --            --           --         (74,849)        (74,849)
                                               ---------    ------------    ----------    ---------    ------------    ------------

Balance at March 31, 1999                         34,646      22,069,732            --           --      (4,613,082)     17,491,296

 Prior period adjustment                              --              --            --           --        (146,410)       (146,410)
 Net loss (unaudited)                                 --              --            --           --      (1,436,790)     (1,436,790)
                                               ---------    ------------    ----------    ---------    ------------    ------------

Balance at December 31, 1999 (unaudited)       $  34,646    $ 22,069,732    $       --    $      --    $ (6,196,282)   $(15,908,096)
                                               =========    ============    ==========    =========    ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                                         PERIOD FROM
                                                    NINE MONTHS ENDED                                     PERIOD FROM      APRIL 1,
                                                      DECEMBER 31,             YEAR ENDED MARCH 31,       NOVEMBER 27,     1996 TO
                                                -------------------------   --------------------------      1996 TO     NOVEMBER 26,
                                                   1999          1998           1999           1998      MARCH 31, 1997     1996
                                                   ----          ----           ----           ----      -------------- ------------
                                                (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                            $(1,436,790)  $(1,424,548)   $(1,915,343)   $(1,958,428)   $  (626,203)   $  461,750
  Adjustments to reconcile net income (loss)
   to net cash provided by (used in) operating
   activities:
    Cumulative effect of accounting change          26,730            --             --             --             --            --
    Depreciation and amortization                2,971,958     2,920,867      3,866,365      3,917,372      1,133,378       339,748
    Write-down of intangible assets                     --            --             --         27,306             --            --
    Loss on disposal of assets                          --            --         28,246             --         16,807        11,893
    Amortization of deferred compensation               --            --             --             --             --        48,873
    Deferred income taxes                         (823,720)     (367,153)      (799,116)      (763,480)      (161,633)      (28,906)
    Changes in operating assets and
     liabilities:
      Trade accounts receivable, net and
       costs in excess of billings               1,261,483       839,847       (924,787)    (1,041,541)      (498,267)      126,181
      Other receivables                             50,816      (606,392)       120,757        (46,912)       (53,640)      102,660
      Other current assets                         110,165        (2,163)      (101,790)       (20,499)        (8,279)       79,736
      Other assets                                   2,153      (221,627)        (4,306)        78,929        (93,112)         (129)
      Accounts payable                            (100,295)     (234,179)       (83,782)       127,682       (113,872)       (4,909)
      Accrued liabilities                         (186,693)     (221,973)       453,402        433,217       (570,614)      692,672
      Income taxes payable/receivable, net         928,027       564,581        299,829       (273,980)       (34,357)     (302,094)
      Deferred income                             (320,939)     (123,419)       415,337        611,404        230,691      (180,110)
                                                ----------    ----------    -----------    -----------    -----------    ----------
         Net cash provided by (used in)
          operating activities                   2,482,895     1,123,841      1,354,812      1,091,070       (779,101)    1,347,365
                                                ----------    ----------    -----------    -----------    -----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, equipment
   and intangible assets                          (646,695)     (364,701)      (499,624)      (560,928)      (126,020)     (248,502)
  Proceeds from sale of property and equipment          --            --             --          3,025             --        29,259
  Acquisition of distribution rights                    --            --             --       (460,000)            --            --
  Acquisition of business                               --            --             --             --     (1,000,000)           --
                                                ----------    ----------    -----------    -----------    -----------    ----------
         Net cash used in investing activities    (646,695)     (364,701)      (499,624)    (1,017,903)    (1,126,020)     (219,243)
                                                ----------    ----------    -----------    -----------    -----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt            (783,529)     (740,270)    (2,663,336)    (1,149,671)        (6,848)      (13,190)
  Proceeds from long-term debt                          --            --        783,529      1,721,259        500,000            --
  Principal payments on capital lease
   obligations                                      (2,167)      (32,523)       (30,354)      (128,109)       (73,850)     (115,118)
  Issuance of common stock                              --            --             --             --             --           100
  Acquisition of treasury stock                         --            --             --             --             --       (98,824)
  Dividend paid to parent                          (96,410)      (71,283)       (74,849)       (38,259)            --            --
                                                ----------    ----------    -----------    -----------    -----------    ----------
         Net cash (used in) provided by
          financing activities                    (882,106)     (844,076)    (1,985,010)       405,220        419,302      (227,032)
                                                ----------    ----------    -----------    -----------    -----------    ----------

Net increase (decrease) in cash and cash
 equivalents                                       954,094       (84,936)    (1,129,822)       478,387     (1,485,819)      901,090

Cash and cash equivalents at beginning of
 period                                             11,218     1,141,040      1,141,040        662,653      2,148,472     1,247,382
                                                ----------    ----------    -----------    -----------    -----------    ----------

Cash and cash equivalents at end of period      $  965,312    $1,056,104    $    11,218    $ 1,141,040    $   662,653    $2,148,472
                                                ==========    ==========    ===========    ===========    ===========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                                        PERIOD FROM
                                                       NINE MONTHS ENDED                                  PERIOD FROM      APRIL 1,
                                                         DECEMBER 30,             YEAR ENDED MARCH 31,    NOVEMBER 27,     1996 TO
                                                   -------------------------   -------------------------    1996 TO     NOVEMBER 26,
                                                      1999           1998          1999          1998    MARCH 31, 1997     1996
                                                      ----           ----          ----          ----    -------------- ------------
                                                  (UNAUDITED)    (UNAUDITED)
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
Cash paid (received) during the period for:
Interest                                           $   39,334    $   107,898   $   119,481   $   229,548   $    43,752   $  83,635
                                                   ==========    ===========   ===========   ===========   ===========   =========
  Income taxes                                     $ (592,881)   $     3,300   $    12,169   $   407,055   $   108,550   $ 708,253
                                                   ==========    ===========   ===========   ===========   ===========   =========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES
Capital lease obligations for equipment                                                                                  $  38,636
Issuance of options to purchase common stock                                                                                16,200
Forfeiture of options to purchase common stock                                                                             (17,550)

On January 26, 1997, the Company acquired a
 business. The fair value of the related assets
 and liabilities are set forth below:
  Equipment                                                                                                $    13,250
  Intellectual property                                                                                      1,612,312
  Notes payable to seller                                                                                     (625,562)
                                                                                                           -----------
                                                                                                           $ 1,000,000
                                                                                                           ===========


On November 26, 1996, the Company was acquired
by Daifuku. The Company's consolidated financial
statements have been revised to reflect the new
cost basis as set forth below:
 Property and equipment                                                                                    $ 1,210,316
 Software products                                                                                           6,700,000
 Value assigned to workforce                                                                                 1,600,000
 Non-compete agreement                                                                                       3,513,302
 Goodwill                                                                                                    9,887,673
 Deferred tax liability                                                                                     (3,519,211)
                                                                                                           -----------
                                                                                                            19,392,080
                                                                                                           ===========

  The accompanying notes are an integral part of these consolidated financial statements.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION OF THE BUSINESS AND PRINCIPLES OF CONSOLIDATION

     AutoSimulations, Inc. (a Utah corporation) and its wholly-owned subsidiaries, AutoSimulations Asia Pacific Pte. Limited and AutoSimulations, Limited (collectively, the Company) develop software for and consult with customers using core technologies for modeling, reporting and scheduling complex industrial systems designed to change the way organizations are managed. These technologies are being applied to manufacturing systems through the Company's products: AutoMod, AutoSched, and ISS Reporter and Real-Time Dispatcher (ISS-RTD).

     AutoMod allows engineers to test and experiment with a proposed facility design or modification before any actual construction occurs. AutoSched is a capacity planning and scheduling tool which is designed to reduce the cost of production while ensuring on-time customer deliveries. ISS-RTD is fully integrated with manufacturing execution systems, which allows customers to dynamically schedule and report on factory performance.

     The accompanying consolidated financial statements include the accounts of AutoSimulations, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     The unaudited consolidated financial statements of AutoSimulations, Inc. and its subsidiaries included herein have been prepared in accordance with generally accepted accounting principles. In the opinion of management, all material adjustments necessary for a fair presentation of the results for the periods presented have been reflected.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of presentation. On November 26, 1996, 100% of the outstanding stock of the Company was acquired by Daifuku America Corporation (Daifuku or Parent), a wholly-owned subsidiary of Daifuku Co., Ltd. (a Japanese company), in a transaction accounted for by the purchase method of accounting. The purchase price was $25,497,000. consisting of $19,147,000 of cash, liabilities assumed of $3,452,000, a deferred payment arrangement requiring annual payments totaling $2,232,000 in varying amounts for four years, and other direct acquisition costs of $566,000.

     On December 15, 1999. the Parent entered into an agreement to sell 100% of the outstanding common stock of the Company to Brooks Automation. Inc. (Brooks). In accordance with Brooks' reporting requirements, the accompanying consolidated financial statements present the historical results of operations and cash flows of the Company from April 1, 1996 to November 26. 1996. the date of acquisition by Daifuku, and the financial position, results of operations and cash flows after the acquisition date based on the new cost basis resulting from the acquisition by Daifuku. Acquisition indebtedness is the sole responsibility of Daifuku and is not reflected in the accompanying consolidated financial statements. The previously issued financial statements of the Company did not reflect the new cost basis resulting from the acquisition by Daifuku.

     During 1999, the Company restated the number of outstanding common shares to reflect the actual number of shares outstanding upon consummation of the purchase of the Company by Daifuku. This restatement had no effect on total stockholder's equity.

     Change in Accounting Principle. Effective April 1, 1999, the Company adopted AICPA Statement of Position No. 98-5 ("SOP 98-5"), "Accounting for the Costs of Start-up Activities". SOP 98-5 requires entities to expense all start-up costs. The implementation of the SOP resulted in a charge to expense of $42,632 which is reflected in the consolidated statement of operations as a cumulative effect of accounting change, net of the related income tax benefit of $15,902.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Revenue recognition. Revenue results from sales of computer software, as well as simulation and engineering services provided under written contracts. The Company also sells maintenance contracts related to software sales. Revenues from the sale of computer software are recognized when the products are delivered. Revenues from maintenance contracts that are bundled with software are initially deferred and recognized ratably over the initial service period, which is generally one year. Revenues from maintenance and support services provided after the initial period are deferred and recognized ratably over the related contract period. Revenues from certain simulation and engineering service contracts are recognized on a percentage-of-completion basis, based on the proportion of contract costs incurred to total projected contract costs.

     Cash and cash equivalents. The Company considers all highly liquid financial instruments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents are comprised primarily of money market accounts.

     Trade accounts receivable. Each customer is billed according to the terms of its specific sales contract. Costs in excess of billings reflect the work performed on simulation and engineering service contracts in process that have yet to be invoiced to the customer.

     Property and equipment. Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 31-1/2 years, or the term of the lease if less than the related useful life. The realizibility of property and equipment is evaluated periodically as events or circumstances change that might indicate a possible inability to recover the carrying amount.

     Upon the sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts. The resulting gain or loss is included in the determination of income. Major renewals and betterments are capitalized while minor expenditures for maintenance and repairs are charged to expense as incurred.

     Intangible assets. The Company amortizes intangible assets over periods ranging from 16 months to ten years. The realizibility of these intangible assets is evaluated periodically as events or circumstances change that might indicate a possible inability to recover the carrying amount.

     Income taxes. The Company files a consolidated federal income tax return with the Parent. Income tax expense has been calculated on a separate company basis. Any federal income tax liability is payable, upon demand, to the Parent.

     Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates which will be in effect when these differences are expected to reverse. If appropriate, deferred tax assets are reduced by a valuation allowance which reflects expectations of the extent to which such assets will be realized.

     Product development. Product development costs include expenditures incurred prior to the determination of the technological feasibility of new software products and costs incurred for enhancements to existing software products, and are expensed as incurred. Total product development costs expensed for the years ended March 31, 1999 and 1998 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996 were $2,900,735 and $3,099,808, $1,062,091 and $1,480,203, respectively.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications. Certain balances of the prior year have been reclassified to conform to the current year's presentation. These reclassifications had no effect on net loss or total assets.

3.   INCOME TAXES RECEIVABLE

     During the year ended March 31, 1997, the Company amended prior year tax returns and requested an income tax refund, which represented primarily the tax benefit resulting from stock options exercised in connection with the acquisition of the Company by the Parent in late 1996. Shortly thereafter, the Company was notified that the amended returns would be subject to IRS audit. Due to the uncertainty regarding the collectibility of the refund, the Company initially recorded no income tax receivable from the refund claim. During the year ended March 31, 1999, the IRS completed its audit and the Company recognized a $696,052 income tax receivable and a decrease to goodwill. During the year ended March 31, 1999, the Company received approximately $91,000 of the refund claim. The remaining balance of the refund was collected in August 1999.

4.   PROPERTY AND EQUIPMENT

     Property and equipment are comprised of the following at March 31:

                                                                                                           USEFUL
                                                                 1999                  1998                 LIFE
                                                                 ----                  ----                ------

     Building and leasehold improvements                     $ 1,981,036           $ 1,981,036           3-31 years
     Equipment                                                 2,508,749             2,505,728           5 years
     Land                                                        260,000               260,000
     Furniture and fixtures                                      268,684               269,638           5 years
                                                             -----------           -----------
                                                               5,018,469             5,016,402
     Less accumulated depreciation and amortization           (2,095,420)           (1,925,266)
                                                             -----------           -----------
                                                             $ 2,923,049           $ 3,091,136
                                                             ===========           ===========


     Equipment held under capital leases as of March 31, 1999 and 1998 was $531,063 and $758,637, with related accumulated amortization of $497,751 and $591,668, respectively.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.   PROPERTY AND EQUIPMENT, CONTINUED

     The minimum future obligations under these capital leases for years ending after March 31, 1999 are as follows:

         Year ending March 3l, 2000                         $ 2,186
                                                            -------

         Total future minimum lease payments                  2,186
         Less amount representing interest                      (19)
                                                            -------
         Present value of net minimum lease payments        $ 2,167
                                                            =======

     Depreciation and amortization expense for property and equipment was $636,102, $610,580. $234,347 and $249,367 for the years ended March 31,
     1999 and 1998 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996, respectively.

5.   INTANGIBLE ASSETS

     Intangible assets are comprised of the following at March 31:

                                                                                                 USEFUL
                                                       1999                   1998                LIFE
                                                       ----                   ----               ------

Intellectual property                                1,612,312           $  1,612,312           5 years
Software products                                    6,700,000              6,700,000           10 years
Value assigned to workforce                          1,600,000              1,600,000           10 years
Non-compete agreement                                3,513,302              3,513,302           4 years
Goodwill                                             9,887,673              9,887,673           10 years
Distribution rights                                         --                460,000           16 months
Other intangible assets                                167,155                163,791           5 years
                                                  ------------           ------------

                                                    23,480,442             23,937,078
Less accumulated amortization                       (7,769,957)            (4,303,641)
                                                  ------------           ------------
                                                  $ 15,710,485           $ 19,633,437
                                                  ============           ============

     Amortization expense was $3,230,263, $3,306,792, $899,031 and $92,381 for the years ended March 3l, 1999 and 1998 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996, respectively.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.   LONG-TERM DEBT

     Long-term debt is comprised of the following at March 31:

                                                                                      1999                   1998
                                                                                      ----                   ----

     Note payable to an insurance company, interest rate adjusted every three years to 1.6 percent over the referenced yield on three year U.S. Treasury Notes, payable in monthly installments of $9,582. The note payable was paid in full during the year
     ended March 31, 1999                                                          $        --           $ 1,218,056

     Notes payable to individuals, payable in annual installments through January 2000, collateralized by certain intangible
     assets, noninterest bearing (interest imputed at 9 percent)                       275,240               481,861

     Note payable to Parent, interest at the prime rate, interest payable semi-annually. The note payable was paid in full during the
     year ended March 31, 1999                                                              --             1,238,659

     Note payable to a bank under revolving line-of-credit. The note
     payable was paid in full in April 1999                                            783,529                    --
                                                                                   -----------           -----------

     Total long-term debt                                                            1,058,769             2,938,576
     Less current portion                                                           (1,058,769)           (2,663,349)
                                                                                   -----------           -----------
          Long-term debt, noncurrent                                               $        --           $   275,227
                                                                                   ===========           ===========

     In 1999, the Company entered into a revolving line-of-credit arrangement with a bank which provides for maximum borrowings of S2,500,000. The line of credit is collateralized by certain domestic accounts receivable and a building and expires on October 1, 2000. Interest on borrowings is payable monthly at the bank's prime lending rate minus .25 percent (8 percent at March 31, 1999). The Company had no borrowings on the line of credit at March 31, 1999.

7.   INCOME TAXES

     The provision for (benefit from) income taxes is comprised of the following:

                                                                                     Period From          Period From
                                                    Year Ended March 31,             November 27,       April 1, 1996 to
                                               -----------------------------            1996 to           November 26,
                                                  1999                1998           March 31, 1997           1996
                                                  ----                ----           --------------     ----------------

     Current tax provision (benefit)           $ 115,485           $ 188,744           $  (8,003)          $ 403,562
     Deferred tax provision (benefit)           (694,209)           (723,529)           (161,633)            (28,906)
                                               ---------           ---------           ---------           ---------
                                               $(578,724)          $(534,785)          $(169,636)          $ 374,656
                                               =========           =========           =========           =========

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   INCOME TAXES, CONTINUED

     The provision for (benefit from) income taxes differs from the amount computed by applying the statutory federal income tax rate to income (loss) before taxes as follows:

                                                                     Period From     Period From
                                           Year Ended March 31,      November 27,  April 1, 1996 to
                                           --------------------        1996 to       November 26,
                                           1999           1998      March 31, 1997       1996
                                           ----           ----      -------------- ----------------

Statutory federal income tax rate          (34)%          (34)%          (34)%            34%
State tax provision (benefit)               (5)%           (5)%           (5)%             4%
Nondeductible acquisition costs              0%             0%             0%              6%
Intangible asset amortization               15%            15%            16%              0%
Other                                        0%             2%             2%              1%
                                           ---            ---            ---             ---

Provision for (benefit from)
 income taxes                              (24)%          (22)%          (21)%            45%
                                           ===            ===            ===             ===

     At March 31, 1999 and 1998, the net deferred tax liability consists of the following:

                                                              1999                  1998
                                                              ----                  ----

          Accrued reserves                                $    39,993           $    39,992
          Accrued liabilities                                  78,857                65,162
          Intangible amortization                             426,292               228,327
          Excess book basis in intangible assets           (2,091,958)           (2,703,638)
          Excess tax depreciation                            (194,972)             (150,949)
          Other                                                  (199)              (19,997)
                                                          -----------           -----------

                                                          $(1,741,987)          $(2,541,103)
                                                          ===========           ===========




     The net deferred tax liability at March 31, 1999 and 1998 is reflected in the consolidated balance sheets as follows:

                                                       1999                   1998
                                                       ----                   ----

          Deferred income tax assets               $   562,286           $   333,481
          Deferred income tax liabilities           (2,304,273)           (2,874,584)
                                                   -----------           -----------

                                                    (1,741,987)          $(2,541,103)
                                                   ===========           ===========

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.   COMMITMENTS

     Operating leases. The Company has noncancelable operating lease agreements in effect for office space, equipment and automobiles. The Company leases portions of its corporate headquarters building to other companies. Total rent expense was approximately $260,000, $209,000, $30,000 and $53,000 for the years ended March 31, 1999 and 1998 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996, respectively. Total rental income was approximately $51,000, $109,000, $37,000 and $73,000 for the years ended March 31, 1999 and 1998 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996, respectively.

     Future minimum lease payments for equipment and office space under noncancelable operating leases in effect as of March 31. 1999, are as follows:

          2000                                        $ 216,624
          2001                                          155,758
          2002                                          132,333
          2003                                          103,690
          2004                                           76,443
          Thereafter                                    248,440
                                                      ---------

                                                      $ 933,288
                                                      =========

     Future minimum lease income under noncancelable operating leases for office space, in effect as of March 31,1999. which expire in the year ending March 31, 2000, is approximately $25,250.

     Royalty agreement. In connection with the January 1997 acquisition of ISL (Note 12), the Company agreed to pay a royalty of 10 percent of product sales related to the acquired technology, over the next five years, not to exceed an aggregate amount of $1,750,000. Royalty expense for the years ended March 31, 1999 and 1998 and the period from November 27, 1996 to March 31, 1997 was $351,223, $307,783, and $72,074, respectively.

     Savings plan. The Company has a defined contribution savings plan (the
     Plan) which qualifies under Section. 401(k) of the Internal Revenue Code for employees meeting certain service requirements. The Plan provides for contributions by the Company of 2% for all employees and up to an additional 2% of eligibe employee contributions. The Company's contributions totaled $175,269, $163,491, $43,661 and $77,480 for the years ended March 31, 1999 and 1998 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996, respectively.

9.   RELATED-PARTY TRANSACTIONS

     As of March 31, 1998, the Company had a note payable to the Parent totaling $1,238,659. This note payable was paid in full during the year ended March 31, 1999. During the years ended March 31, 1999 and 1998, the Company paid interest totaling $95,450 and $67,631, respectively, to the Parent.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

9.   RELATED-PARTY TRANSACTIONS, CONTINUED

     During the years ended March 31, 1999 and 1998 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996, the Company sold software consulting services totaling $33,840, $14,300, $82,372 and $220,725, respectively, to the Parent and $128,287, $40,730,
     $33,292 and $27,180, respectively, to another wholly-owned subsidiary of the Parent. During the years ended March 31, 1999 and 1998 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996, the Company sold software and related support services totaling $1,008,421, $598,961, $0 and $0, respectively, to Daifuku Co., Ltd. and $14,490, $2,826, $129,614 and $0 respectively, to other related parties. As of March 31, 1999 and 1998, the Company had accounts receivable totaling $93,309 and $115,539, respectively, due from various related parties.

10.  SALES AND CREDIT RISK CONCENTRATIONS

     During the years ended March 31, 1999 and 1998 and the periods from November 27, 1996 to March 31, 1997 and April 1, 1996 to November 26, 1996, the Company generated approximately $4,076,000, $4,377,000, $440,000 and $1,370,000, respectively, of sales of software and services to locations outside the United States (primarily in Europe and Asia). At March 31, 1999 and 1998, approximately $832,500 and $1,755,000, respectively, of the Company's trade accounts receivable were from foreign customers and approximately $2,736,600 and $1,902,350, respectively, of the Company's trade accounts receivable were from customers in the semi-conductor industry.

     The Company primarily maintains its cash and cash equivalents at a financial institution in Utah, the balance of which may at times exceed federally insured limits.

11.  GEOGRAPHIC SEGMENT INFORMATION

     In the fiscal year ended March 31, 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 131. "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", replacing the "industry segment" approach with the "management" approach.

     The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. The adoption of SFAS 131 did not affect the Company's results of operations or financial position.

     Based on the Company's method of internal reporting, the Company operates and reports as a single industry segment, which is the development of support software for modeling, reporting and scheduling complex industrial systems.

     The Company did not have any single foreign country, revenue, based on the country, in which the revenue originates (i.e. where the legal subsidiary is domiciled), that was material to consolidated revenues during the periods presented.

AUTOSIMULATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

12.  ASSET ACQUISITION

     Effective January 26, 1997, the Company completed the acquisition of certain assets of Integral Solutions Limited (ISL), a distributor and developer of software and software related products in England. Of the total purchase price of $1,750,000, $1,000,000 was paid at closing, and $200,000, $250,000 and $300,000 will be paid over each of the next three years, respectively. The assets acquired included primarily intellectual property of ISL.

     In addition, the Company agreed to pay a royalty on product sales related to the acquired technology.

13.  SUBSEQUENT EVENTS

     In November 1999, the Company's board of directors declared a cash dividend of $96,410 to the Parent.

     In November 1999, the Company entered into three-year operating leases for automobiles and equipment, which expire in November 2002. The future minimum lease payments total $70,263.

AUTO-SOFT CORPORATION
AND SUBSIDIARY

REPORT ON AUDITS OF CONSOLIDATED FINANCIAL
STATEMENTS AS OF MARCH 31, 1999 AND 1998 AND
FOR THE TWO YEARS ENDED MARCH 31, 1999 AND THE
PERIODS FROM SEPTEMBER 6, 1996 TO MARCH 31,
1997 AND APRIL 1, 1996 TO SEPTEMBER 5, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder and Board of Directors of Auto-Soft Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Auto-Soft Corporation and its subsidiary as of March 31, 1999 and 1998, and the results of their operations and their cash flows for the two years ended March 31, 1999 and the periods from September 6, 1996 to March 31, 1997 and April 1, 1996 to September 5, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management: our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in note 2, the accompanying consolidated financial statements have been revised to reflect a new cost basis resulting from the acquisition of the Company in 1996 and to exclude certain assets, liabilities, revenues and expenses of a division of the Company which was transferred to the Parent in November 1999.

PricewaterhouseCoopers LLP

December 27, 1999

AUTO-SOFT CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                   MARCH 31,
                                                      DECEMBER 31,       -----------------------------
                                                          1999               1999              1998
                                                      ------------       -----------       -----------
                                                       (Unaudited)
                    ASSETS

Current assets:
  Cash and equivalents                                 $ 4,333,044       $ 3,034,109       $ 7,814,991
  Marketable debt securities, short-term                    92,945           186,898           192,492
  Trade accounts receivable                              1,914,787         3,753,951         4,398,368
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                    3,526,506         4,529,864         3,690,638
  Inventories                                               50,000           352,947           210,947
  Prepaid expenses and other current assets                735,330           528,301           540,748
  Deferred tax asset                                     1,196,950           399,151           361,159
                                                       -----------       -----------       -----------
      Total current assets                              11,849,562        12,785,221        17,209,343

Property and equipment, net                              2,715,435         3,345,229         3,520,883
Intangible assets, net                                  35,894,351        38,998,539        43,239,974
Marketable debt securities, long-term                      216,575           315,216           246,168
                                                       -----------       -----------       -----------
      Total assets                                     $50,675,923       $55,444,205       $64,216,368
                                                       ===========       ===========       ===========

    LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable                                     $   576,963       $   575,441       $   593,874
  Accrued expenses                                       1,263,830         1,750,649         1,411,973
  Accrued wages                                            476,730         1,098,295         2,123,056
  Note payable to employee, current                         50,000            50,000            50,000
  Note payable, current                                    750,000           750,000           750,000
  Income taxes payable to Parent                          (126,422)          555,630           474,545
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                    2,739,858         2,423,061         5,100,003
                                                       -----------       -----------       -----------
      Total current liabilities                          5,730,959         7,203,076        10,503,451

Note payable to employee, noncurrent                       132,758           136,133           189,358
Note payable, noncurrent                                        --                --           750,000
Deferred tax liability                                   7,161,072         7,961,008         8,900,631
                                                       -----------       -----------       -----------
      Total liabilities                                 13,024,789        15,300,217        20,343,440
                                                       -----------       -----------       -----------

Commitments and contingencies (Notes 11, 12 and 13)

Stockholders' equity:
  Common stock, no par value; 941,176 shares
    authorized, issued and outstanding                  47,438,098        46,107,341        46,107,341
  Accumulated deficit                                   (9,786,964)       (5,963,353)       (2,234,413)
                                                       -----------       -----------       -----------
      Total stockholder's equity                        37,651,134        40,143,988        43,872,928
                                                       -----------       -----------       -----------
      Total liabilities and stockholder's equity       $50,675,923       $55,444,205       $64,216,368
                                                       ===========       ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

AUTO-SOFT CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                      NINE MONTHS ENDED                                      PERIOD FROM       PERIOD FROM
                                        DECEMBER 31,             YEAR ENDED MARCH 31,     SEPTEMBER 6, 1996   APRIL 1, 1996
                                --------------------------    --------------------------     TO MARCH 31,     TO SEPTEMBER 5,
                                   1999           1998           1999           1998             1997              1996
                                -----------    -----------    -----------    -----------  -----------------   ---------------
                                (Unaudited)    (Unaudited)
Net sales                       $13,651,269    $18,449,636    $23,894,080    $27,785,893      $10,847,195       $12,838,266
Cost of sales                     9,795,598      9,722,480     13,602,681     14,146,250        4,596,589         6,477,833
                                -----------    -----------    -----------    -----------      -----------       -----------
    Gross profit                  3,855,671      8,727,156     10,291,399     13,639,643        6,250,606         6,360,433

Expenses:
  Selling and marketing           2,191,530      2,073,728      4,457,747      2,710,964        1,611,406           393,313
  Research and development          397,796        996,419        647,473      1,687,505          706,518           511,307
  General and administrative      7,087,582      8,294,671      8,837,139      9,660,207        4,943,846         3,028,510
                                -----------    -----------    -----------    -----------      -----------       -----------
    Operating (loss) income      (5,821,237)    (2,637,662)    (3,650,960)      (419,033)      (1,011,164)        2,427,303

Other income (expenses):
  Stock compensation                     --             --             --             --               --        (8,353,899)
  Interest income                   161,227        210,797        252,837        378,601          187,923            84,014
  Interest expense                  (45,320)       (76,737)      (107,685)      (150,322)         (37,529)          (15,249)
  Other, net                        (77,474)      (167,960)       (24,024)        59,735            8,676               750
                                -----------    -----------    -----------    -----------      -----------       -----------
Loss before income taxes         (5,782,804)    (2,671,562)    (3,529,832)      (131,019)        (852,094)       (5,857,081)

Provision for (benefit from)
  income taxes                   (2,022,334)      (703,291)      (946,926)       457,101          (49,163)       (1,922,485)
                                -----------    -----------    -----------    -----------      -----------       -----------
    Net loss                    $(3,760,470)   $(1,968,271)   $(2,582,906)   $  (588,120)     $  (802,931)      $(3,934,596)
                                ===========    ===========    ===========    ===========      ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

AUTO-SOFT CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------

                                                                     RETAINED
                                                                     EARNINGS                           TOTAL
                                    COMMON          TREASURY       (ACCUMULATED       UNEARNED      STOCKHOLDER'S
                                     STOCK            STOCK          DEFICIT)       COMPENSATION        EQUITY
                                  -----------      -----------     ------------     ------------    -------------
Balance at April 1, 1996           $ 2,165,861       $(29,196)       $ 3,883,454      $(218,094)      $ 5,802,025

  Grant of stock award              6,861,692             --                 --             --         6,861,692
  Accelerated vesting of
    unearned compensation           1,274,113             --                 --        218,094         1,492,207
  Net loss                                 --             --         (3,934,596)            --        (3,934,596)
                                  -----------       --------        -----------      ---------       -----------

Balance at September 5, 1996       10,301,666        (29,196)           (51,142)            --        10,221,328

  Adjustment to reflect new
    cost basis resulting
    from acquisition of
    Company by Daifuku             35,805,675         29,196             51,142             --        35,886,013
  Net loss                                 --             --           (802,931)            --          (802,931)
                                  -----------       --------        -----------      ---------       -----------

Balance at March 31, 1997          46,107,341             --           (802,931)            --        45,304,410

  Net loss                                 --             --           (588,120)            --          (588,120)
  Dividend paid to Parent                  --             --           (843,362)            --          (843,362)
                                  -----------       --------        -----------      ---------       -----------

Balance at March 31, 1998          46,107,341             --         (2,234,413)            --        43,872,928

  Net loss                                 --             --         (2,582,906)            --        (2,582,906)
  Dividend paid to Parent                  --             --         (1,146,034)            --        (1,146,034)
                                  -----------       --------        -----------      ---------       -----------

Balance at March 31, 1999          46,107,341             --         (5,963,353)            --        40,143,988

  Net loss (unaudited)                     --             --         (3,760,470)            --        (3,760,470)
  Dividend paid to Parent                  --             --            (63,141)            --           (63,141)
  Capital contribution from
  parent                            1,330,757             --                 --             --         1,330,757
                                  -----------       --------        -----------      ---------       -----------
  Balance at December 30, 1999
    (unaudited)                   $47,438,098       $     --        $(9,786,964)     $      --       $37,651,134
                                  ===========       ========        ===========      =========       ===========


  The accompanying notes are an integral part of these consolidated financial statements.

AUTO-SOFT CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                            NINE MONTHS ENDED                                       PERIOD FROM        PERIOD FROM
                                              DECEMBER 31,              YEAR ENDED MARCH 31,     SEPTEMBER 6, 1996    APRIL 1, 1996
                                       --------------------------   ---------------------------     TO MARCH 31,     TO SEPTEMBER 5,
                                          1999           1998           1999           1998             1997              1996
                                       -----------    -----------    -----------    -----------  -----------------   ---------------
                                       (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                             $(3,760,470)   $(1,968,271)   $(2,582,906)   $  (588,120)     $  (802,931)      $(3,934,596)
  Adjustments to reconcile net loss
    to net cash (used in) provided by
    operating activities:
    Depreciation and amortization        3,876,367      3,964,387      5,262,539      5,053,848        2,716,132           205,925
    Amortization of investment premium       6,213          3,450         14,852         10,333           11,965                --
    Deferred income taxes               (1,597,735)      (504,146)      (977,615)      (998,028)        (238,341)         (459,622)
    Loss (gain) on sale of property
      and equipment                         46,623             --         20,953           (515)          (6,597)               --
    Grant of stock award                        --             --             --             --               --         6,861,692
    Accelerated vesting of
      unearned compensation                     --             --             --             --               --         1,492,207

    Changes in operating assets and
      liabilities:
      Trade accounts receivable          1,835,164     (1,467,736)       644,417       (630,390)       2,633,822        (2,787,113)
      Inventories                          302,947        (74,755)      (142,000)       182,213          678,865           339,755
      Prepaid expenses and other
        current assets                    (449,363)       (98,815)      (160,615)      (376,592)          72,955          (434,878)
      Costs and estimated earnings on
        uncompleted contracts, net       1,002,632       (356,499)    (3,516,168)       171,327       (2,271,173)        3,192,121
      Accounts payable                       1,522       (305,494)       (18,433)      (133,941)         471,607          (313,081)
      Accrued expenses and wages           468,706      2,127,783       (513,023)     1,019,818               --           (77,835)
      Income tax receivable, net                --             --             --             --               --        (2,430,274)
      Income taxes payable to Parent      (364,529)    (2,165,783)        81,085        417,622        2,487,197                --
                                       -----------    -----------    -----------    -----------      -----------       -----------
          Net cash (used in) provided
            by operating activities      1,368,077       (845,879)    (1,886,914)     4,127,575        5,753,501         1,654,301
                                       -----------    -----------    -----------    -----------      -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment      (189,569)      (915,162)      (898,651)    (1,451,512)      (1,021,244)         (299,832)
  Proceeds from sale of property and
    equipment                                  562             --         32,248          2,199           24,681                --
  Purchase of marketable debt
    securities                             (21,200)      (216,158)      (269,456)      (106,359)        (373,225)               --
  Proceeds from maturity of marketable
    debt securities                        207,581        126,000        191,150        135,950          177,000            12,976
  Maturity of certificate of deposit            --             --             --             --          194,906                --
  Acquisition of businesses, net of
    cash acquired                               --             --             --             --       (1,971,622)               --
                                       -----------    -----------    -----------    -----------      -----------       -----------
         Net cash provided by (used in)
           investing activities             (2,626)    (1,005,320)      (944,709)    (1,419,722)      (2,969,504)         (286,856)
                                       -----------    -----------    -----------    -----------      -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on note payable to
    employee                                (3,375)        (3,225)       (53,225)       (64,923)              --           (59,060)
  Principal payments on notes payable           --       (800,000)      (750,000)      (750,000)         (49,460)               --
  Borrowings on note payable                    --             --             --             --               --            49,460
  Dividend paid to Parent                  (63,141)    (1,146,034)    (1,146,034)      (843,362)              --                --
                                       -----------    -----------    -----------    -----------      -----------       -----------
         Net cash provided by (used in)
           financing activities            (66,516)    (1,949,259)    (1,949,259)    (1,658,285)         (49,460)           (9,600)
                                       -----------    -----------    -----------    -----------      -----------       -----------

Net (decrease) increase in cash and
  cash equivalents                       1,298,935     (3,800,458)    (4,780,882)     1,049,568        2,734,537         1,357,845

Cash and cash equivalents at beginning
  of period                              3,034,109      7,814,991      7,814,991      6,765,423        4,030,886         2,887,946
                                       -----------    -----------    -----------    -----------      -----------       -----------
Cash and cash equivalents at end
  of period                            $ 4,333,044    $ 4,014,533    $ 3,034,109    $ 7,814,991      $ 6,765,423       $ 4,245,791
                                       ===========    ===========    ===========    ===========      ===========       ===========
SUPPLEMENTAL SCHEDULE OF CASH FLOW
  INFORMATION

  Cash paid during the period for:
    Interest                           $    27,346    $       231    $    92,833    $   139,936      $    31,645       $        --
                                       ===========    ===========    ===========    ===========      ===========       ===========
    Income taxes                       $        --    $     4,029    $     3,125    $ 1,179,654      $   361,900       $ 2,411,611
                                       ===========    ===========    ===========    ===========      ===========       ===========

       The accompanying notes are an integral part of these consolidated financial statements.

AUTO-SOFT CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
During the period from September 6, 1996 to March 31, 1997, the Company acquired certain businesses. The fair values of the related assets and liabilities are set forth below:


     Trade accounts receivable                          $   303,825
     Equipment                                              200,000
     Goodwill                                             3,321,391
     Non-compete agreements                                 450,000
     Deposits                                                 7,900
     Accounts payable                                       (61,494)
     Notes payable                                       (2,250,000)
                                                        -----------
                                                        $ 1,971,622
                                                        -----------


On September 5, 1996, the Company was acquired by Daifuku. The Company's financial statements have been revised to reflect the new cost basis as set forth below:

     Property and equipment                            $    294,123
     Non-compete agreements                               6,000,000
     Value assigned to customer base                     17,000,000
     Value assigned to workforce                          2,600,000
     Trade name                                           6,300,000
     Goodwill                                            13,907,590
     Deferred tax liability                             (10,215,700)
                                                       ------------
                                                       $ 35,886,013
                                                       ------------



       The accompanying notes are an integral part of these consolidated financial statements.

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    DESCRIPTION OF THE BUSINESS AND PRINCIPLES OF CONSOLIDATION

      Auto-Soft Corporation (a Utah Corporation) and its wholly-owned subsidiary, Auto-Soft "Scotland" Limited (collectively, the Company), develop and market custom designed software and standard software products for automated material handling applications. The Company's headquarters are located in Salt Lake City, Utah, and the Company has satellite offices in Austin, Texas; Phoenix, Arizona; Rochester, New York; and Portland, Oregon. The Company also has foreign satellite offices in Korea and Scotland. Customers are located throughout the United States and certain foreign countries and include distribution centers, manufacturing centers, warehouses and factories.

      The accompanying consolidated financial statements include the accounts of Auto-Soft Corporation and its wholly-owned subsidiary. All significant intercompany balances and transactions have bee eliminated in consolidation.

      The unaudited consolidated financial statements of Auto-Soft Corporation and its subsidiary included herein have been prepared in accordance with generally accepted accounting principles. In the opinion of management, all material adjustments necessary for a fair presentation of the results for the periods presented have been reflected.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of presentation. On September 5, 1996, 100% of the outstanding stock of the Company was acquired by Daifuku America Corporation (Daifuku or Parent), a wholly-owned subsidiary of Daifuku Co., Ltd. (a Japanese Company), in a transaction accounted for by the purchase method of accounting. The purchase price was $60,753,000, consisting of $25,000,000 of cash, liabilities assumed of $8,237,000, a deferred payment arrangement requiring annual payments of $5,000,000 over seven years, and other direct acquisition costs of $551,000.

      On December 15, 1999, the Parent entered into an agreement to sell 100% of the outstanding common stock of the Company to Brooks Automation, Inc. (Brooks). In accordance with Brooks' reporting requirements the accompanying consolidated financial statements resent the historical results of operations and cash flows of the Company from April 1, 1996 to September 5, 1996, the date of acquisition by Daifuku and the financial position, results of operation and cash flows after the acquisition date based on the new cost basis resulting from the acquisition by Daifuku. Acquisition indebtedness is the sole responsibility of Daifuku and is not reflected in the accompanying financial statements.

      On November 14, 1999, the Company transferred to Daifuku all contracts, inventories, property and equipment and employees related to its Factory Automation Distribution Automation (FADA) division. Accordingly, certain assets, liabilities, revenues and expenses related to the FADA division have been excluded from the accompanying consolidated financial statements. The FADA division did not constitute a segment of business for the Company.

      The previously issued financial statements of the Company did not reflect the new cost basis resulting from the acquisition by Daifuku and did not excluded the FADA division.

      Revenue recognition. Net sales include revenue form system and software products, software license rights and maintenance and support services.

      Revenue from long-term contracts is recorded using the percentage-of-completion method, determined by the labor hours method. Billings on uncompleted contracts may be greater than or less than incurred costs and estimated earnings and are recorded as an asset or liability in the accompanying consolidated balance sheets. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in estimated profits on contracts are recognized in the period in which the revisions are made.

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

      Revenue from maintenance and support services that are bundled with hardware or software are initially deferred and recognized ratably over the initial service period, which is generally one year. Revenues from maintenance and support services provided after the initial period are deferred and recognized ratably over the related contract period.

      Cash and cash equivalents. The Company considers all highly liquid financial instruments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents are comprised primarily of money market accounts and certificates of deposit.

      Marketable debt securities. The Company has categorized its marketable debt securities as held-to-maturity, and accordingly, the investments are reported at amortized cost in the accompanying balance sheets. Held-to-maturity securities are those securities that the Company has the ability and intent to hold to maturity. Premiums and discounts are amortized or accreted over the life of the securities using the effective-interest method. Marketable debt securities with remaining maturities greater than one year are classified as long-term.

      Inventories. Inventories are stated at the lower of cost or market. Cost is determined using the specific identification method. Inventories are comprised of computer hardware purchased in connection with custom software development projects.

      Property and equipment. Property and equipment are recorded at cost. Depreciation for assets acquired prior to January 1. 1995 is determined using the declining-balance method over the estimated useful lives of five to seven years. The Company changed to the straight-line depreciation method for all assets acquired in 1995 and thereafter. Leasehold improvements are depreciated over the shorter of the term of the lease or the related useful life.

      The realizability of property and equipment is evaluated periodically as events or circumstances change that might indicate a possible inability to recover the carrying amount.

      Maintenance repairs and minor replacements arc charged to expense as incurred. Upon the sale or retirement of property and equipment, and gain or loss on disposition is reflected in the consolidated statements of operations, and the related asset cost and accumulated depreciation are removed from the respective accounts.

      Software development costs. Software development costs are capitalized from the date technological feasibility is achieved Such costs are not material at March 31, 1999 and 1998.

      Intangible assets. Intangible assets are recorded at cost and amortized using the straight-line method over the estimated useful lives of the assets as follows:

          Non-compete agreements                       3 and 5 years
          Value assigned to customer base                   15 years
          Value assigned to work force                      15 years
          Trade name                                        15 years
          Goodwill                                          15 years


The realizability of these intangible assets is evaluated periodically as events or circumstances change that might indicate a possible inability to recover the carrying amount.

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

      Income taxes. The Company files a consolidated federal income tax return with the Parent. Income tax expense has been calculated on a separate company basis. Any federal income tax liability is payable, upon demand, to the Parent.

      Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates which will be in effect when these differences are expected to reverse. If appropriate, deferred tax assets are reduced by a valuation allowance which reflects expectations of the extent to which such assets will be realized.

      Major customers, and concentration of credit risk. The Company sells its products primarily to customers with large distribution and manufacturing centers. Trade accounts receivable from two customers each represented 11% of the outstanding balance as of March 31, 1999. The Company does not require collateral for its receivables. Net sales to four customers ranged from 10% to 20%, and to related parties 28% of total net sales, for the year ended March 3 1, 1999: net sales to two customers ranged from 12% to 15%. and to related parties 28% of total net sales, for the year ended March 31, 1998. Net sales to three customers ranged from 10% to 20%, and to related parties 36%, for the period from September 6, 1996 to March 31, 1997. Net sales to 4 customers ranged from 12% to 17% and to related parties 0% of total net sales, for the period from April 1, 1996 to September 5, 1996.

      The Company primarily maintains its cash and cash equivalents at a financial institution in Utah, the balance of which may at times exceed federally insured limits.

      Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications. Certain balances of the prior year have been reclassified to conform to the current year's presentation. These reclassifications had no effect on net loss or total assets.

3.    MARKETABLE DEBT SECURITIES

      The amortized cost and fair value of held-to-maturity securities at March 31, 1999 and 1998 are as follows:

                                                            Gross             Gross
                                                          Unrealized        Unrealized
                                            Amortized      Holding           Holding       Fair
 1999                                         cost          Gains             Losses       Value
------                                      ---------     ----------        ----------   --------
State and municipal securities:
  Maturing in one year or less               $186,898       $  309            $(18)      $187,189
  Maturing between one and two years          315,216        3,988              --        319,204
                                             --------       ------            ----       --------
                                             $502,114       $4,297            $(18)      $506,393
                                             --------       ------            ----       --------

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.    MARKETABLE DEBT SECURITIES, CONTINUED


                                                       Gross        Gross
                                                     Unrealized   Unrealized
                                       Amortized      Holding       Holding         Fair
 1998                                     Cost         Gains        Losses          Value
------                                 ----------    ----------   ----------       -------
State and municipal securities:
  Maturing in one year or less          $192,492       $  335        $ (6)        $192,821
  Maturing between one and two years     246,168        1,202          --          247,370
                                        --------       ------        ----         --------
                                        $438,660       $1,537        $ (6)        $440,191
                                        --------       ------        ----         --------


4.    TRADE ACCOUNTS RECEIVABLE

      Trade accounts receivable are comprised of the following at March 31:


                                            1999         1998
                                         ----------    ----------
          Completed contracts            $  131,441    $1,430,834
          Contracts-in-progress           3,622,510     2,967,534
                                         ----------    ----------
               Total                     $3,753,951    $4,398,368
                                         ==========    ==========

5.    COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

      Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represent billings in excess of revenues recognized.

      Costs and estimated earnings on uncompleted contracts are comprised of the following at March 31:


                                                    1999               1998
                                                 ------------      ------------
     Accumulated costs and estimated
       earnings on uncompleted contracts         $ 19,152,755      $ 22,080,052
     Less billings to date                        (17,045,952)      (23,489,417)
                                                 ------------      ------------
                                                 $  2,106,803      $ (1,409,365)
                                                 ============      ============
     Included in the accompanying consolidated
     balance sheets under the following
     captions:
      Costs and estimated earnings in excess of
        billings on uncompleted contracts        $  4,529,864      $  3,690,638
      Billings in excess of costs and estimated
        earnings on uncompleted contracts          (2,423,061)       (5,100,003)
                                                 ------------      ------------
                                                 $  2,106,803      $ (1,409,365)
                                                 ============      ============

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.    PROPERTY AND EQUIPMENT

      Property and equipment are comprised of the following at March 31:

                                                         1999         1998
                                                      ----------    ----------
     Computer equipment and purchased software       $ 4,852,292   $ 4,460,353
     Office equipment and leasehold improvements       1,491,290     1,124,745
     Automobiles                                          51,549        91,837
                                                     -----------   -----------

                                                       6,395,13l     5,676,935
     Less accumulated depreciation and amortization   (3,049,902)   (2,156,052)
                                                     -----------   -----------
                                                     $ 3,345,229   $ 3,520,883
                                                     ===========   ===========

      Depreciation and amortization expense related to property and equipment was $1,021,104, $812,413, $458,736 and $206,925 for the years ended March
      31, 1999 and 1998 and the periods from September 6, 1996 to March 31, 1997 and April 1, 1996 to September 5, 1996, respectively.

7.    INTANGIBLE ASSETS

      Intangible assets are comprised of the following at March 31:

                                           1999                1998
                                      ------------         -----------
     Non-compete agreement            $  6,450,000         $ 6,450,000
     Value assigned customer base       17,000,000          17,000,000
     Value assigned to work force        2,600,000           2,600,000
     Trade name                         17,468,715          17,468,715
     Goodwill                            6,300,000           6,300,000
                                      ------------         -----------

                                        49,818,715          49,818,715
     Less accumulated amortization     (10,820,176)         (6,578,741)
                                      ------------         -----------
                                      $ 38,998,539         $43,239,974
                                      ============         ===========

      Amortization expense related to intangible assets was $4,241,435, $4,241,435 and $2,257,396 for the years ended March 31. 1999 and 1998 and the period from September 6, 1996 to March 31, 1997, respectively.

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.    NOTES PAYABLE

      In July 1993, a current employee loaned the Company $750,000 pursuant to a promissory note agreement. The note is unsecured and bears interest at five percent. The Company is required to make the following principal payments for the years ending March 31:

               2000                             $ 50,000
               2001                               50,000
               2002                               50,000
               2003                               36,133
                                                --------
                                                $186,133
                                                --------

      In January 1997, the Company entered into a promissory note agreement with an original principal amount of $2,250,000. The note is guaranteed by the Parent and bears interest at six percent. The Company is required to make the final payment of $750,000 in January 2000.

9.    RELATED-PARTY TRANSACTIONS

      A condominium, owned by a current employee's family through an investment company, is leased to the Company on a month-to-month basis for the purpose of entertaining prospective customers and promoting the Company. Lease payments totaling $9,000, $18,000, $10,500 and $7,500 were paid to the investment company during the years ended March 31, 1999 and 1998 and the periods from September 6, 1996 to March 31, 1997 and April 1, 1996 to September 5, 1996, respectively. The lease was terminated during 1999.

      On November 1, 1994. Lakeside Building Investment Group, L.C. (Lakeside) was organized. The Company's president is Lakeside's initial managing member and its members are also employees of the Company. Lakeside was organized to construct and own an office building and to lease office space to the Company. The Company has guaranteed a $3 million loan to Lakeside, which had a balance of $2,870,260 at March 31. 1999. In January 1995, various stockholders entered into promissory notes with the Company in order to finance the down payment on the office building. The notes were paid off during 1999.

      On September 8, 1995, the Company entered into a lease for office space with Lakeside. The lease expires on September 7, 2015 and has average monthly lease payment of $39,671. The Company paid $517,658, $526,262, $366,297 and $184,205 to Lakeside under this lease during the years ended March 31, 1999 and 1998 and the periods from September 6, 1996 to March 31, 1997 and April 1, 1996 to September 5, 1996, respectively.

      On April 1, 1998, the Company entered into an office lease in Arizona with the Desert Building Investment Group (Desert Group). The Desert Group consists of various Company employees and was formed in order to construct a building to be leased to the Company and other tenants. The lease expires on April 1, 2008 and has average monthly lease payments of $16,862. The Company paid $176,505 to the Desert Group under this lease during the year ended March 31, 1999.

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

9.    RELATED-PARTY TRANSACTIONS, CONTINUED

      As of March 31, 1999 and 1998, the Company had $1,632,620 and $1,556,858,
      respectively, in accounts receivable due from its Parent and certain of its subsidiaries and from Daifuku Co., Ltd., which are included in trade accounts receivable in the accompanying consolidated balance sheets. As of March 31, 1999, the Company had $66,329 in accounts payable due to its Parent and certain of its subsidiaries and to Daifuku Co., Ltd., which are included in trade accounts payable in the accompanying consolidated balance sheets. Sales to these related parties were $8,517,088, $8,858,053, $5,143,167 and $0 for the years ended March 31, 1999 and 1998 and the periods from September 6, 1996 to March 31, 1997 and April 1, 1996 to September 5, 1996, respectively. Purchases from these related parties were $190,256, $132,000, $94,000 and $0 for the years ended March 31, 1999 and 1998 and the periods from September 6, 1996 to March 31, 1997 and April 1, 1996 to September 5, 1996, respectively.

10.   INCOME TAXES

      The provision for income taxes is comprised of the following

                                                                             Period From        Period From
                                           Year Ended March 31,          September 6, 1996     April 1, 1996
                                       ------------------------------        to March 31,      to September 5,
                                          1999                1998              1997                1996
                                       -----------        -----------        -----------        -----------
Current tax provision (benefit)        $    60,586        $ 1,330,838        $   189,178        $(1,645,200)
Deferred tax provision (benefit)        (1,007,512)          (873,737)          (238,341)          (277,285)
                                       -----------        -----------        -----------        -----------
                                       $  (946,926)       $   457,101        $   (49,163)       $(1,922,485)
                                       -----------        -----------        -----------        -----------


      The provision for (benefit from) income taxes differs from the amount computed by applying the statutory federal income tax rate to income(loss) before taxes as follows:

                                                                  Period From           Period From
                                        Year Ended March 31,   September 6, 1996       April 1, 1996
                                        --------------------      to March 31,        to September 5,
                                        1999           1908          1997                  1996
                                        ----           -----   -----------------      ---------------
Statutory federal income tax rate       (34)%          (34)%        (34)%                 (34)%
State tax benefit                        (5)%           (5)%         (5)%                  (3)%
Meals and entertainment                   2 %          110 %          3 %                   0 %
Tax - exempt activity                     0 %           (8)%          0 %                   0 %
Intangible asset amortization            10 %          281 %         25 %                   0 %
Other                                     0 %            5 %          6 %                  (1)%
                                        ---            ---          ---                   ---
Provision for (benefit from)
 income taxes                           (27)%          349 %         (5)%                 (38)%
                                        ---            ---          ---                   ---

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10.   INCOME TAXES, CONTINUED

      At March 31, 1999 and 1998, the net deferred income tax liability consists of the following:

                                                  Year Ended March 31,
                                              ----------------------------
                                                 1999             1998
                                              -----------      -----------
     Accrued liabilities                      $   279,767      $   255,167
     Excess tax inventory capitalization           18,415           18,812
     State net operating loss carryforward             --           30,875
     Intangible asset amortization                100,969           56,305
     Excess book basis on intangible assets    (7,610,945)      (8,619,237)
     Excess tax depreciation                     (350,063)        (281,394)
                                              -----------      -----------
                                              $(7,561,857)     $(8,539,472)
                                              ===========      ===========

      The net deferred tax liability at March 31, 1999 and 1998 is reflected in the consolidated balance sheets as follows:

     Deferred income tax asset                $   399,151      $   361,159
     Deferred income tax liability             (7,961,008)      (8,900,631)
                                              -----------      -----------
                                              $(7,561,857)     $(8,539,472)
                                              ===========      ===========


11.   SAVINGS PLAN

      The Company has a defined contribution savings plan (the Plan) which qualifies under Section 401(k) of the Internal Revenue Code for employees meeting certain service requirements. The Plan provides for discretionary contributions by the Company which totaled $364,678 and $294,525, $121,135 and $81,299 for the years ended March 31, 1999 and 1998 and the periods from September 6, 1996 to March 31, 1997 and April 1, 1996 to September 5, 1996, respectively.

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

12.   LEASES

      The Company has operating leases primarily for office space (see Note 9). Rent expense under these leases was $1,193,691, $999,041, $377,087 and $222,151 for the years ended March 31, 1999 and 1998 and the periods from September 6, 1996 to March 31, 1997 and April 1, 1996 to September 5, 1996, respectively. The office lease has fixed escalating payments and, accordingly, rent expense is recognized on a straight-line basis. Future minimum lease payments under noncancelable operating leases for years ending March 31 are as follows:

               2000                           $ 1,009,455
               2001                               899,831
               2002                               845,675
               2003                               779,189
               2004                               757,851
               Thereafter                       9,125,492
                                              -----------
                                              $13,417,493
                                              -----------

13.   CONTINGENCIES

      The Internal Revenue Service (IRS) recently performed an examination of the Company's taxable years ended December 31, 1993, 1994 and 1995 and the period from January 1, 1996 to September 5, 1996. The examination is currently under review by the IRS and management is unable to estimate the ultimate outcome of this examination or its potential impact on the Company's financial position.

14.   GEOGRAPHIC SEGMENT INFORMATION

      In the fiscal year ended March 31, 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. The adoption of SFAS 131 did not affect the Company's results of operations or financial position.

      Based on the Company's method of internal reporting, the Company operates and reports as a single industry, segment, which is development and marketing of custom designed software and standard software products for automated material handling applications.

AUTO-SOFT CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

14.   GEOGRAPHIC SEGMENT INFORMATION, CONTINUED

      Revenue information by geographic areas is as follows:

                                                        Period From        Period From
                         Year Ended March 31,        September 6, 1996    April 1, 1996
                    -----------------------------       to March 31,     to September 5,
                       1999              1998              1997               1996
                    -----------       -----------       -----------      ---------------
United States       $11,729,544       $24,744,313       $ 5,914,180        $ 7,314,960
Korea                 1,095,802         1,016,930         1,788,721          2,071,796
Germany               3,048,539           825,779         1,284,116            202,578
Singapore             5,340,296            49,938            71,959            276,416
Other                 2,679,899         1,148,933         1,788,219          2,972,516
                    -----------       -----------       -----------        -----------
                    $23,894,080       $27,785,893       $10,847,195        $12,838,266
                    ===========       ===========       ===========        ===========

      Foreign revenue is based on the country in which the sales originate. Long-lived assets located in foreign countries are not material.

15.   SUBSEQUENT EVENTS

      In November 1999, the Company's board of directors declared a cash dividend of $63,141 to the Parent.

      During the six month period ended September 30, 1999, the Company agreed to issue to a customer a $350,000 credit against a future maintenance contract. In exchange for the credit, the customer agreed not to enforce any penalties under the provisions of the project contract. The amount has been accrued in the September 30, 1999 consolidated financial statements as a liability and an increase to cost of sales.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

The following unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1999 and the Pro Forma Combined Condensed Statements of Operations for the three months ended September 30, 1999 and the year ended December 31, 1999 have been prepared to reflect the effect of the acquisition by the Company of Auto-Soft Corporation ("ASC") and AutoSimulations, Inc. ("ASI") from Daifuku America Corporation ("Daifuku America"), a U.S. subsidiary of Daifuku Co., Ltd. of Japan. ASC is a leading material handling software and systems integration company focusing on manufacturing and distribution of logistic systems for the semiconductor industry. ASI is a world leader in robotic and material handling simulation, scheduling and real time dispatching software for the semiconductor industry.

The pro forma information assumes that the acquisition occurred on December 31, 1999 for purposes of the balance sheet and at October 1, 1998, for purposes of the statements of operations. The pro forma information is based on the historical statements of the Company and the combined historical statements of ASC and ASI, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial information.

The pro forma information does not purport to be indicative of the financial position or results of operations that would have been attained had the combination been in effect on the dates indicated nor of future results of operations of the Company. The pro forma combined condensed financial statements should be read in conjunction with the separate audited financial statements and notes thereto of Brooks Automation, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1999, the unaudited financial information included in the Company's Form 10-Q for the three months ended December 31, 1999 and the audited and unaudited financial statements and notes thereto of ASC and ASI included as part of this Form 8-K/A.

                             BROOKS AUTOMATION, INC.
            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET (1)
                                DECEMBER 31, 1999
                                     $000'S


                                                                            Combined
                                                                           Historical
                                                        Historical       Auto-Soft and      Pro forma                     Pro forma
                                                        Brooks (A)      AutoSimulations    adjustments                    combined
                                                        ----------      ---------------    -----------                    ---------

ASSETS
CURRENT ASSETS
  Cash and equivalents                                  $  61,097         $   5,391         $ (27,000) (2)                $  39,488
  Accounts receivable, net                                 43,912             4,732                --                        48,644
  Inventories                                              29,997                50                --                        30,047
  Prepaid expenses and other current assets                 7,608             6,723               (35) (2)(3)                14,296
                                                        ---------         ---------         ---------                     ---------
    Total current assets                                  142,614            16,896           (27,035)                      132,475

Fixed assets, net                                          18,897             5,531                --                        24,428
Auto-Soft/AutoSimulations intangible assets                    --                --            48,624  (2)(3)(4)             48,624
Other intangible assets, net                               13,065            49,293           (49,293) (2)                   13,065
Other                                                       9,218               288                --                         9,506
                                                        ---------         ---------         ---------                     ---------
      TOTAL ASSETS                                      $ 183,794         $  72,008         $ (27,704)                    $ 228,098
                                                        =========         =========         =========                     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Borrowings due within one year                        $     531         $   1,075         $  16,000  (2)                $  17,606
  Accounts payable                                          8,820               618                --                         9,438
  Accrued expenses and other current liabilities           26,643             7,810             3,500  (4)                   37,953
                                                        ---------         ---------         ---------                     ---------
    Total current liabilities                              35,994             9,503            19,500                        64,997
                                                        ---------         ---------         ---------                     ---------

LONG-TERM LIABILITIES
  Long-term debt                                              683               133                --                           816
  Other long-term liabilities                                 695             8,813            (8,372) (2)                    1,136
                                                        ---------         ---------         ---------                     ---------
    Total long-term liabilities                             1,378             8,946            (8,372)                        1,952
                                                        ---------         ---------         ---------                     ---------
      TOTAL LIABILITIES                                    37,372            18,449            11,128                        66,949
                                                        ---------         ---------         ---------                     ---------

MINORITY INTERESTS                                          1,367                --                --                         1,367
                                                        ---------         ---------         ---------                     ---------


STOCKHOLDERS' EQUITY
  Common stock                                                128            69,542           (69,537) (2)                      133
  Additional paid-in capital                              168,982                --            14,722  (2)                  183,704
  Accumulated other comprehensive income (loss)            (1,210)               --                --                        (1,210)
  Deferred compensation                                       (58)               --                --                           (58)
  Retained earnings (accumulated deficit)                 (22,787)          (15,983)           15,983 (2)                   (22,787)
                                                        ---------         ---------         ---------                     ---------
    Total stockholders' equity                            145,055            53,559           (38,832)                      159,782
                                                        ---------         ---------         ---------                     ---------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 183,794         $  72,008         $ (27,704)                    $ 228,098
                                                        =========         =========         =========                     =========


         See Notes to Pro Forma Combined Condensed Financial Statements

(A)  As filed on Form 10-Q for the quarterly period ended December 31, 1999.

                             BROOKS AUTOMATION, INC.
       UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (1)
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                Combined
                                                                               Historical
                                                              Historical      Auto-Soft and      Pro forma        Pro forma
                                                              Brooks (A)     AutoSimulations    adjustments       combined
                                                              ----------     ---------------    -----------       ----------

Revenues                                                      $ 50,280          $  5,892          $     --        $ 56,172
Cost of revenues                                                25,828             3,999                --          29,827
                                                              --------          --------          --------        --------
  Gross profit                                                  24,452             1,893                --          26,345

OPERATING EXPENSES
  Research and development                                       7,140             1,512                --           8,652
  Selling, general and administrative                           12,501             4,839            (1,774) (5)     15,566
  Amortization of acquired intangible assets                       795                --             4,052 (6)       4,847
                                                              --------          --------          --------        --------
    Total operating expenses                                    20,436             6,351             2,278          29,065

OPERATING INCOME (LOSS)                                          4,016            (4,458)           (1,948)         (2,720)

OTHER (INCOME) EXPENSE
  Interest (income) expense, net                                  (605)              (54)              545 (7)(8)     (114)
  Other (income) expense, net                                       41                18                --              59
                                                              --------          --------          --------        --------
    Total other (income) expense                                  (564)              (36)              545             (55)

Income (loss) before income taxes
  and minority interests                                         4,580            (4,422)           (2,823)         (2,665)
Income tax provision(benefit)                                    1,808            (1,712)              491 (10)        587
                                                              --------          --------          --------        --------
INCOME(LOSS) BEFORE MINORITY INTERESTS                           2,772            (2,710)           (3,314)         (3,252)
Minority interests in loss of consolidated subsidiary              (93)               --                --             (93)
                                                              --------          --------          --------        --------
NET INCOME (LOSS)                                                2,865            (2,710)           (3,314)         (3,159)
Accretion and dividends on preferred stock                          --                --                --              --
                                                              --------          --------          --------        --------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
  STOCKHOLDERS                                                $  2,865          $ (2,710)         $ (3,314)       $ (3,159)
                                                              ========          ========          ========        ========

Earnings (loss) per share attributable to
  common stockholders:
  Basic                                                       $   0.22                                            $  (0.24)
  Diluted                                                     $   0.21                                            $  (0.24)

Shares used to compute earnings (loss) per share:
  Basic                                                         12,769                                              13,304
  Diluted                                                       13,411                                              13,304


         See Notes to Pro Forma Combined Condensed Financial Statements

(A)  As filed on Form 10-Q for the quarterly period ended December 31, 1999.

                             BROOKS AUTOMATION, INC.
       UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (1)
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 Combined
                                                                                Historical
                                                              Historical       Auto-Soft and        Pro forma        Pro forma
                                                              Brooks (A)      AutoSimulations      adjustments       combined
                                                              ----------      ---------------      -----------       ----------

Revenues                                                      $ 103,906          $  37,528          $      --        $ 141,434
Cost of revenues                                                 57,877             16,817                 --           74,694
                                                              ---------          ---------          ---------        ---------
  Gross profit                                                   46,029             20,711                 --           66,740

OPERATING EXPENSES
  Research and development                                       22,425              4,641                 --           27,066
  Selling, general and administrative                            31,631             21,298             (7,096) (5)      45,833
  Amortization of acquired intangible assets                        349                 --             16,208 (6)       16,557
  Acquisition-related and restructuring                           3,120                 --                 --            3,120
                                                              ---------          ---------          ---------        ---------
    Total operating expenses                                     57,525             25,939              9,112           92,576

OPERATING LOSS                                                  (11,496)            (5,228)            (9,112)         (25,836)

OTHER (INCOME) EXPENSE
  Interest (income) expense, net                                 (2,782)                28              1,990 (7)(9)      (764)
  Other (income) expense, net                                       225                242                 --              467
                                                              ---------          ---------          ---------        ---------
    Total other (income) expense                                 (2,557)               270              1,990             (297)

Loss before income taxes
  and minority interests                                         (8,939)            (5,498)           (11,102)         (25,539)
Income tax provision(benefit)                                    (1,015)            (1,298)             2,042 (10)        (271)
                                                              ---------          ---------          ---------        ---------
LOSS BEFORE MINORITY INTERESTS                                   (7,924)            (4,200)           (13,144)         (29,268)
Minority interests in loss of consolidated subsidiary               (40)                --                 --              (40)
Cumulative effect of accounting change                               --                 27                 --               27
                                                              ---------          ---------          ---------        ---------
NET LOSS                                                         (7,884)            (4,227)           (13,144)         (25,255)
Accretion and dividends on preferred stock                         (654)                --                 --             (654)
                                                              ---------          ---------          ---------        ---------
NET LOSS ATTRIBUTABLE TO COMMON
  STOCKHOLDERS                                                $  (8,538)         $  (4,227)         $ (13,144)       $ (25,909)
                                                              =========          =========          =========        =========

Loss per share attributable to common stockholders:
  Basic                                                       $   (0.76)                                             $   (2.21)
  Diluted                                                     $   (0.76)                                             $   (2.21)

Shares used to compute loss per share:
  Basic                                                          11,192                                                 11,727
  Diluted                                                        11,192                                                 11,727


         See Notes to Pro Forma Combined Condensed Financial Statements


(A)  As filed on Form 10-K for the year ended September 30, 1999.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1) In consideration for the acquisition of ASC and ASI, the Company paid Daifuku America $27.0 million in cash, 535,404 shares of Brooks common stock with a value of $14.7 million, and issued a $16.0 million promissory note payable in one year, bearing interest at a rate of 4.0% per annum. Additionally, the Company accrued $3.5 million for transaction fees and recorded a $1.2 million receivable from Daifuku to reimburse the Company for the difference between the value of net tangible assets acquired and net tangible assets as defined in the Agreement and Plan of Merger dated December 15, 1999, by and among Brooks Automation, Inc., ASC Merger Corp., ASI Merger Corp., Daifuku America Corporation and Daifuku Co., Ltd. ("Merger Agreement").

     The Pro Forma Combined Condensed Balance Sheet has been prepared based on the Company's, ASC's and ASI's unaudited consolidated balance sheets. The Company has a fiscal year-end of September 30, while ASC and ASI have a fiscal year-end of March 31. Therefore, the Pro Forma Combined Condensed Statement of Operations for the year ended September 30, 1999 includes the Company's historical results for the twelve months ended September 30, 1999 and the ASC and ASI results for the six months ended September 30, 1999 plus the results for the twelve months ended March 31, 1999 less the results for the six months ended September 30, 1998. The acquisition is being accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB 16"). Under APB 16, purchase price allocations are made to the assets acquired and the liabilities assumed based on their respective fair values.

     A summary of the transaction is as follows (in thousands):

          Consideration:
               Cash                                                              $ 27,000
               Stock                                                               14,727
               Promissory note                                                     16,000
               Transaction costs                                                    3,500
                                                                                ---------
                   Total consideration                                             61,227
          Net tangible assets acquired                                             12,603
                                                                                ---------
          Excess of purchase price over net tangible assets acquired            $  48,624
                                                                                =========

(2) To adjust the combined historical balance sheets of ASC and ASI to equal the assets acquired and the liabilities assumed. The following purchase price and purchase accounting adjustments were made to the historical balance sheet:

     - Pro forma consideration of $27.0 million of cash, 535,404 shares of Brooks common stock, par value $0.01, valued at $14.7 million and a promissory note for $16.0 million, payable in one year.

     - Elimination of $49.3 million of ASC and ASI historical intangible assets in accordance with APB 16.

     - Elimination of $1.3 million and $8.4 million of deferred tax assets and liabilities, respectively, principally related to the goodwill amortization recorded by ASC and ASI prior to their acquisition by the Company, as the Company is neither acquiring these assets nor assuming these liabilities.

     -    Elimination of equity of the acquired companies in accordance with APB
          16. The equity amounts eliminated are $69.5 million of common stock, no par value, and $16.0 million of accumulated deficit.

(3) To record a receivable from Daifuku for $1.2 million to reflect the receivable due from Daifuku to reimburse the Company for the difference between the value of net tangible assets acquired and net tangible assets as defined in the Merger Agreement.

(4) To accrue $3.5 million of transaction costs related to the acquisition, including audit and legal fees.

(5) To eliminate amortization expense related to goodwill recorded by ASC and ASI prior to their acquisition by the Company. Under purchase accounting, these goodwill assets are eliminated; accordingly, the expense to amortize these intangible assets is also eliminated.

(6) To record amortization expense for the intangible assets which represent the excess of purchase price over net tangible assets acquired established as part of the Company's purchase accounting for the acquisition. The excess of the purchase price over the fair value of the net tangible assets acquired has been recorded based on a preliminary price allocation. Finalization of the allocation of the purchase price to tangible and identifiable intangible assets acquired will be made after analyses of their fair values. The Company anticipates that the weighted average useful life of the acquired intangible assets will be three years. The assets will be amortized using the straight-line method.

(7) To record the reduction in the Company's interest income resulting from the $27.0 million payment at the time of closing. The reductions to the Company's interest income recorded for the three months ended December 31, 1999 and the year ended September 30, 1999 are $0.3 million and $1.3 million, respectively, at an assumed interest rate of 5.0% per annum.

(8) To record the reduction in the Company's interest income resulting from the payment of the promissory note of $16.0 million plus accrued interest of $0.6 million on October 1, 1999. The reduction to the Company's interest income recorded for the three months ended December 31, 1999 is $0.2 million, at an assumed interest rate of 5.0% per annum.

(9) To record interest expense on the $16.0 million promissory note issued to Daifuku America. Interest expense recorded on the note, which bears an interest rate of 4.0% per annum, is $0.6 million.

(10) To record the income tax effect of the pro forma adjustments to interest income and expense and the elimination of amortization expense related to goodwill recorded by ASC and ASI prior to their acquisition by the Company. The adjustments to the income tax provision (benefit) were recorded at a 40.0% tax rate. The amortization expense related to the intangible assets established as part of the Company's purchase accounting was not tax-effected, since this expense is not deductible.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           By:    /s/ Ellen B. Richstone
                                                  ----------------------
                                                  Ellen B. Richstone
                                                  Senior Vice President of
                                                  Finance and Administration and
                                                  Chief Financial Officer


Dated:  February 11, 2000

                                  EXHIBIT INDEX

               Item No.       Description
               --------       -----------

                *2.1          Agreement and Plan of Merger dated December 15, 1999, by and among Brooks Automation, Inc., ASC Merger Corp., ASI
                              Merger Corp., Daifuku America Corporation, and Daifuku Co.,
                              Ltd.

                *2.2          Stockholder Agreement by and among Brooks Automation, Inc.,
                              Daifuku America Corporation, and Daifuku Co., Ltd. dated
                              January 6, 2000

                *2.3          Corporate Non-Competition and Proprietary Information
                              Agreement between Brooks, Daifuku Co., Ltd. and Daifuku
                              America Corporation dated January 6, 2000

                23.1          Consent of PricewaterhouseCoopers LLP

---------------------------------------
*    Previously filed